Exhibit 10.23
Emergent Group Inc.
10939 Pendleton Street
Sun Valley, CA 91352
Tel: 818-394-2800

March 4, 2010

BJH Management, LLC
145 Huguenot Street
Suite 405
New Rochelle, NY 10801

Dear Mr. Haber:

Please be advised that we have extended your Service Agreement for an additional period of three years through the close of business on June 30, 2013.  All other terms remain unamended and in full force and effect.  Kindly sign below indicating your acceptance of same.

Very truly yours, EMERGENT GROUP INC.

By:	/s/ William M. McKay
William McKay, Chief Financial Officer

Agreed to and accepted by:

BJH MANAGEMENT, LLC

By:  /s/ Bruce J. Haber

Bruce J. Haber, President